Exhibit 99.4

NEWS

RELEASE

Contact:	Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PARTICIPATE IN THE INAUGURAL HOUSTON ENERGY
FINANCIAL FORUM

HOUSTON, TEXAS November 9, 2007 - Geokinetics Inc. (AMEX: GOK), announced that Richard Miles, the Company's Chief Executive Officer and President, and Scott McCurdy, the Company’s Chief Financial Officer and Vice President, will participate in the inaugural Houston Energy Financial Forum on Thursday, November 15, 2007, starting at 10:05 a.m. Central Standard Time at the Hotel ZaZa, Houston, TX.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX